Second Quarter 2016 Update July 22, 2016 TM Exhibit 99.1

Forward-Looking Statements This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. These statements may include statements regarding our recent acquisition of the U.S. chlor alkali and downstream derivatives businesses, the expected benefits and synergies of the transaction, and future opportunities for the combined company following the transaction. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: factors relating to the possibility that Olin may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all; the integration of the acquired chlorine products businesses being more difficult, time- consuming or costly than expected; the effect of any changes resulting from the transaction in customer, supplier and other business relationships; general market perception of the transaction; exposure to lawsuits and contingencies associated with the acquired chlorine products business; the ability to attract and retain key personnel; prevailing market conditions; changes in economic and financial conditions of our chlorine products business; uncertainties and matters beyond the control of management; and the other risks detailed in Olin’s Form 10-K for the fiscal year ended December 31, 2015 and Olin’s Form 10-Q for the quarter ended March 31, 2016. The forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to Olin or that Olin considers immaterial could affect the accuracy of our forward-looking statements. The reader is cautioned not to rely unduly on these forward-looking statements. Olin undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. 1

Preliminary Second Quarter 2016 Adjusted EBITDA1 ($ in millions) Second Quarter Forecast Preliminary Second Quarter $220M - $240M Approximately $180M2 Caustic Soda Mix & Pricing Raw Materials Costs Chlorinated Organics Non-cash Mark-to-Market Expenses & Other Timing Items 2 1. Olin’s definition of “Adjusted EBITDA” (earnings before interest, taxes, depreciation and amortization) is net (loss) income plus an add-back for depreciation and amortization, interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, acquisition-related costs, fair-value inventory purchase accounting adjustment and other certain non-recurring items. 2. Second quarter 2016 net income is expected to be approximately break-even.

Olin System Second Quarter 2016 • Overall Olin caustic soda netback declined from 1Q16 – Customer Mix – 1Q16 index declines realized – Lag in realization of 2Q16 index increases • Domestic volume declined ~5% from expectations and was replaced by export volume • Export volume increased by 14% versus 1Q16 • Export volume as a percentage of total increased to ~20% • Domestic price increase of 5% to 7% during 2H16 • Export price increases of 20% to 25% during 2H16 Third and Fourth Quarter 2016 Outlook Caustic Soda Overview 3

Ethylene Dichloride Export Pricing 12/31/15 IHS Forecast 6/30/16 IHS Forecast • Low oil prices have made Naphtha-based PVC more competitive • Downward trend in international vinyl prices has pressured EDC export pricing • Result is lower than expected recovery in EDC pricing • $0.01 per pound price change equates to ~$20 million in annual Adjusted EBITDA 4 Average EDC Price 2000-2015 = $0.14

Chlorinated Organics • Overall chlorinated organics volumes projected to be ~10% lower than 2016 expectations 5 • North American and European refrigerants customers negatively impacted by softer demand and increased imports from China • North American packaging and agriculture demand also below expectations • Lower demand has led to pricing pressure across product portfolio

$1.5 billion + FY 2016 Forecast $840 – $900 million Chlor Alkali Mid-Cycle EDC Price Recovery Continued Epoxy Improvement Synergies Adjusted EBITDA Potential: Mid-Cycle 6

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